Exhibit 99.1

Immix Biopharma Announces 95% complete response rate in interim update from relapsed/refractory AL Amyloidosis Clinical Trial NEXICART-2

– Of first 20 patients, all four MRD-negative patients have converted to complete response (CR) –

– CR rate now 95% (19 of 20 patients) –

– All CRs reached within 1 year of follow-up post-dosing –

– No relapses to-date observed for patients who have reached CR –

– All subsequently enrolled patients for whom MRD results are available are MRD-negative at one month –

– Next NEXICART-2 Update Expected Late September, 2026 –

LOS ANGELES, May 21, 2026 (GLOBE NEWSWIRE) – Immix Biopharma, Inc. (“ImmixBio”, “Company”, “We” or “Us” or “IMMX”), a global leader in AL Amyloidosis, today announced that all four relapsed/refractory AL Amyloidosis MRD-negative patients presented at ASH 2025 have converted to complete response (CR). The NEXICART-2 CR rate is now 95% (19 out of 20 patients). All CRs were reached within 1 year of follow-up post-dosing. No relapses have been observed as of today for patients who have reached CR. All subsequently enrolled patients for whom MRD results are available are MRD-negative at one month. The next NEXICART-2 update is expected late September 2026.

These results support the Company’s plan to initiate a multi-center, randomized Phase 3 trial in newly diagnosed AL Amyloidosis patients.

“Even in a heavily pretreated population of median 4 prior lines of therapy, we are pleased that NXC-201, as a 5th line of therapy, drives MRD-negativity, converting to durable CRs to-date, indicating that NXC-201 can eliminate the source of toxic light chains that clog up the heart, kidney and liver, causing organ failure and death in relapsed/refractory AL Amyloidosis. As a potential frontline therapy in AL Amyloidosis, we believe there’s potential to transform a usual 2-year treatment, into a one-and-done: NXC-201.” Gabriel Morris, President, Chief Financial Officer of Immix Biopharma, added, “We have observed the NEXICART-2 CR rate improving over time. In September 2026 we plan to present updated data from our ongoing NEXICART-2 trial. By end of March 2027, we expect to present 1-year follow-up data of enrolled patients, which we expect will drive BLA submission and commercial launch.”

About NEXICART-2

NEXICART-2 (NCT06097832) is a multi-site U.S. Phase 2 clinical trial of sterically-optimized CAR-T NXC-201 in relapsed/refractory AL Amyloidosis, with a registrational design. NEXICART-2 is a 45-patient study.

About AL Amyloidosis

AL Amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead continuously produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death.

The number of patients in the U.S. with relapsed/refractory AL Amyloidosis is estimated to be growing at 12% per year according to Staron, et al Blood Cancer Journal, to approximately 38,500 patients in 2026.

The Amyloidosis market was $3.6 billion in 2017, and is expected to reach $6 billion in 2025, according to Grand View Research as of 2023.

About NXC-201

NXC-201 is a sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy with a “digital filter” that is designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the FDA, and Orphan Drug Designation (ODD) by the US FDA and in the EU by the EMA.

About Immix Biopharma, Inc.

Immix Biopharma, Inc. (ImmixBio) (Nasdaq: IMMX) is a global leader in AL Amyloidosis. AL Amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death. Our lead candidate is sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy NXC-201 with a “digital filter” that is designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 is being evaluated in the U.S. multi-center study for relapsed/refractory AL Amyloidosis NEXICART-2 (NCT06097832), with a potentially registrational design. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the US FDA and Orphan Drug Designation (ODD) by FDA and in the EU by the EMA.

Forward Looking Statements

This press release contains forward-looking statements regarding Immix Biopharma, Inc., its results of operations, prospects, future business plans and operations and the matters discussed above, including, but not limited to, statements relating to upcoming NEXICART-2 results and our expectations surrounding the durability of clinical response, timing and expectations relating to our planned BLA submission and commercial launch thereafter, if approved; the size of the AL Amyloidosis market; the potential benefits of our product candidate CAR-T NXC-201 and the timing and results related to clinical trials. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Forward-looking statements also include, but are not limited to, our plans, objectives, expectations and intentions and other statements that contain words such as “expects”, “contemplates”, “anticipates”, “plans”, “intends”, “believes”, “estimates”, “potential”, and variations of such words or similar expressions that convey the uncertainty of future events or outcomes, or that do not relate to historical matters. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (i) the risk that the estimates for the number of patients in the U.S. with relapsed/refractory AL Amyloidosis and the market size reaching not being accurate; (ii) the risk that Breakthrough Therapy designation will not expedite the development of NXC-201; (iii) the risk that further data from the ongoing Phase 1/2 clinical trials for CAR-T NXC-201 will not be favorably consistent with the data readouts to date; (iv) the risk that the Company may not be able to continue the NEXICART-2 multi-site U.S. Phase 1/2 clinical trial; (v) the risk that the Company may not be able to advance to registration-enabling studies for CAR-T NXC-201 or other product candidates; (vi) that success in early phases of pre-clinical and clinicals trials do not ensure data from such clinical trials, or subsequent clinical trials will be successful; (vii) that no drug product developed by the Company has received FDA pre-market approval or otherwise been incorporated into a commercial drug product; (viii) the risk that the Company may not be able to obtain additional working capital with which to continue the clinical trials for CAR-T NXC-201, or advance to the initiation of registration-enabling studies, for such product candidates as and when needed and (ix) those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K filed with the SEC on March 25, 2026, and other periodic or current reports subsequently filed with the Securities and Exchange Commission. These reports are available at www.sec.gov. Immix Biopharma cautions that the foregoing list of important factors is not complete. Immix Biopharma cautions readers not to place undue reliance on any forward-looking statements. Immix Biopharma does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Company Contact

irteam@immixbio.com